Exhibit 10.20

                                GKN HOLDING CORP.
                        1996 INCENTIVE COMPENSATION PLAN
                           (Effective August 1, 1996)

Section 1.  Purpose

The purpose of the 1996 Incentive Compensation Plan (the "Plan") is to advance the interest of GKN Holding Corp. (the "Company") by providing officers and other key executives of the Company and its Subsidiaries, as defined below, with incentive to assist the Company and its Subsidiaries in meeting and exceeding its business goals. "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting equity. As used herein, Company shall mean the Company and/or its Subsidiaries.

Section 2.  Administration

The Plan shall be administered by an Employee Incentive Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each interpretation made or action taken pursuant to the Plan shall be final and conclusive for all purposes and binding upon all persons including, but not limited to, the Company, Committee, the Board, the affected Participants (as defined in Section 3), and their respective successors in interest.

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or By-laws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company.

Section 3.  Eligibility

Incentive awards ("Awards") may be made under the Plan to persons who are executive management and business unit managers of the Company
("Participants"), as designated by the Committee each year.


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Section 4.  Bonus Pool

A bonus pool ("Pool") will be created after each fiscal year of the Company in an amount equal to 25% of the consolidated pre-tax income of the Company and its Subsidiaries, as determined by the Company's independent auditors, prior to giving effect to any (i) incentive compensation under, or expense for, the Plan,
(ii) extraordinary items, (iii) cumulative effects of accounting changes, or
(iv) reserves for discontinued operations (such pre-tax income being referred to herein as the "Plan Income"); provided, however, that no Pool will be created unless the Plan Income for any fiscal year equals or exceeds 10% of the Company's consolidated stockholders equity at the end of its prior fiscal year.

The Committee shall present to the Board written certification regarding the calculation of the Pool prior to the granting of any Award made under the Plan.

Section 5.  Determination of Awards

The Committee shall establish Award levels for Participants each year as a percentage ("Award Percentage") of the Pool for the year, up to a maximum of 20%. The Award for each Participant will be calculated by multiplying the Participant's Award Percentage by the total amount in the Pool. Amounts in the Pool not paid as part of Awards for any year may, in the discretion of the Committee, be carried over and included in the Awards for the following fiscal year.

Section 6.  Payment of Awards

Awards shall be made no later than 60 days following the end of the Company's fiscal year. Awards shall be made to Participants in cash; provided, however, that, in the discretion of the Committee, up to 25% of the value of any Award may be paid by the issuance of restricted shares of Common Stock, valued for this purpose at the closing sale price of the Common Stock on its principal trading market on the last trading day prior to the date of issuance (or as determined by the Committee if there is no public trading market). All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

            (a) At the time of each Award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than three years. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same Award. The restrictions shall automatically terminate in the event that (i) any person or entity other than the Company and/or any officers or directors of the Company as of August 1, 1996 acquires securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition.

            (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him including, but not limited to, the right to receive (subject to the last paragraph in this Section 6) any dividends on, and the right to vote, the shares.


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            (c) If a Participant ceases to be an employee of the Company for any reason (voluntary or involuntary, and with or without cause) other than death, permanent disability or retirement at age 65 or more, all shares theretofore awarded to the Participant which are still subject to restriction shall, upon such termination of employment, be forfeited and transferred back to the Company, without payment of any consideration by the Company. In the event such employment is terminated by action of the Company without cause or by agreement between the Company and the Participant, however, the Committee may, in its discretion, release some or all of the shares from restriction.

            (d) If a Participant ceases to be an employee of the Company or a Subsidiary by reason of death, permanent disability or retirement at age 65 or more, the restrictions shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

            (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and in the discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer.

            (f) At the expiration of the restricted period applicable to the shares, the Company shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend with respect to the restrictions has been placed on such certificates, the Company shall cause such certificates to be reissued without such legend.

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Company or its designee.

Section 7.  Death, Disability and Retirement

Except as otherwise set forth herein, a Participant must be employed on the date of payment in order to receive an Award for performance for the previously completed fiscal year. A Participant whose employment is terminated prior to the date of any Award shall receive an Award that is prorated for the period of time the Participant was employed with the Company during the fiscal year for which the Award is made, only if the reason for such termination was the Participant's death, disability or retirement at age 65 or more, or if otherwise provided in the Participant's employment contract.

Section 8.  Maximum Number of Shares Subject to Plan

The maximum number of shares which may be awarded as restricted stock under the Plan shall be 1,000,000 shares of Common Stock of the Company, which may be issued from the Company's treasury or be previously authorized but unissued shares. If shares of restricted stock


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are forfeited, the number of forfeited shares of restricted stock shall again become available for the award of restricted stock under the Plan, unless the Plan shall have been terminated.

The number of shares subject to each restricted stock award, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding restricted stock award.

Section 9.  Written Agreement

Each restricted stock award shall be evidenced by a written agreement (each an "Award Agreement") containing such provisions as may be approved by the Committee. Each such Award Agreement shall constitute a binding contract between the Company and the Participant and every Participant, upon acceptance of such Award Agreement, shall be bound by the terms and restrictions of the Plan and of such Award Agreement. The terms of each such Award Agreement shall be in accordance with the Plan, but each Award Agreement may include additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

The Award Agreement shall contain representations and warranties that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued to a Participant under the Plan.

Section 10.  Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan, without the approval of the shareholders of the Company. No action shall be taken, however, without the approval of the shareholders unless the Committee determines that the approval of shareholders would not be necessary to retain the benefits of
Section 162(m) of the Internal Revenue Code of 1986, as amended. Unless sooner terminated, the Plan shall terminate on August 1, 2006 and no restricted shares may be awarded thereafter. The termination of the Plan shall not affect the validity of any restricted shares outstanding on the date of termination.


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Section 11.  Tax Withholding

The Company shall have the right to deduct from the cash or stock portion of any Award a sufficient amount to cover withholding of any federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations.

Section 12.  Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, payment of Awards under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

Section 13.  Future Rights

No person shall have any claim or rights to receive an Award under the Plan, except otherwise provided in a Participant's employment agreement, and no Participant shall have any rights under the Plan to be retained in the employ of the Company. Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall interfere in any way with the right of the Company to terminate a Participant's employment at any time, subject to the provisions of any employment contract between the Participant and the Company.

Section 14.  Successors and Assigns

The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

Section 15.  Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York and construed in accordance therewith.


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